SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)

                       November 22, 1995
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                    Rhone-Poulenc Rorer Inc.
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     (Exact name of registrant as specified in its charter)


Pennsylvania                 1-5851                    23-1699163
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(State or other juris-     (Commission         (IRS Employer
diction of incorporation)  File Number)        Identification No.)

               500 Arcola Road, Collegeville, PA          19426
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            (Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code (610)454-8000
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  (Former name or former address, if changed since last report)
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Item 5.   Other Events
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On November 22, 1995, Rhone-Poulenc Rorer Inc. ("RPR" or the
"Company") announced that the tender offer by its indirect wholly-owned subsidiary, GCT Acquisition, Inc. ("GCT"), to purchase the outstanding common shares of Applied Immune Sciences, Inc.
("AIS") not beneficially owned by RPR or any direct or indirect subsidiary of RPR at $11.75 per share had expired upon the close of business on November 21st. Including shares validly tendered pursuant to guaranteed delivery procedures, GCT owned approximately 98.5% of AIS's outstanding share capital as of the expiration of the offer.

On November 28, 1995, RPR announced the completion of the merger of GCT with and into AIS. As a result of the merger, AIS became an indirect wholly-owned subsidiary of RPR and all remaining AIS shareholders (other than RPR and its subsidiaries and affiliates) are entitled to receive a cash price of $11.75 for each of their shares.

Copies of the Company's November 22, 1995 and November 28, 1995 press releases are attached hereto as Exhibits 20(a) and 20(b), respectively, and are incorporated herein by reference.


Item 7.   Exhibits
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(c)  Exhibit 20(a) - Rhone-Poulenc Rorer Inc. press release dated
     November 22, 1995.

     Exhibit 20(b) - Rhone-Poulenc Rorer Inc. press release dated
     November 28, 1995.

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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    RHONE-POULENC RORER INC.
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                                           (registrant)




Dated: December 6, 1995     By:      /s/ Thomas F. Crawford
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                                         Thomas F. Crawford
                                         Vice President and
                                          Corporate Controller

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                          EXHIBIT INDEX
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20(a)          Rhone-Poulenc Rorer Inc. press release dated
               November 22, 1995.

20(b)          Rhone-Poulenc Rorer Inc. press release dated
               November 28, 1995.